UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 1, 2021 (January 29, 2021)

MURPHY USA INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35914	46-2279221
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Peach Street
El Dorado, Arkansas		71730-5836

(870) 875-7600

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	MUSA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On January 29, 2021, Murphy USA Inc. (“Murphy USA”) entered into a Credit Agreement among Murphy USA, Murphy Oil USA, Inc. (“Murphy Oil USA”), Royal Bank of Canada, as term administrative agent, JPMorgan Chase Bank, N.A., as revolving administrative agent, and the lenders party thereto (the “Credit Agreement”).

The Credit Agreement provides for a secured term loan in an aggregate principal amount of $400 million (the “Term Facility”) (which was borrowed in full on January 29, 2021) and revolving credit commitments in an aggregate amount equal to $350 million (the “Revolving Facility”, and together with the Term Facility, the “Credit Facilities”).

Interest payable on the Credit Facilities is based on either:

•	the London interbank offered rate, adjusted for statutory reserve requirements (the “Adjusted LIBO Rate”); or

•	the Alternate Base Rate, which is defined as the highest of (a) the rate of interest last quoted by The Wall Street Journal as the “Prime Rate”, (b) the greater of federal funds effective rate and the overnight bank funding rate determined by the Federal Reserve Bank of New York from time to time plus 0.50% per annum and (c) the one-month Adjusted LIBO Rate plus 1.00% per annum, plus, (A) in the case of Adjusted LIBO Rate borrowings, (i) with respect to the Revolving Facility, spreads ranging from 1.75% to 2.25% per annum depending on a total debt to EBITDA ratio or (ii) with respect to the Term Facility, a spread of 1.75% per annum and (B) in the case of Alternate Base Rate borrowings (i) with respect to the Revolving Facility, spreads ranging from 0.75% to 1.25% per annum depending on a total debt to EBITDA ratio or (ii) with respect to the Term Facility, a spread of 0.75% per annum.

The Term Facility amortizes in quarterly installments starting with the first day of the quarter beginning July 1, 2021 at a rate of 0.25% per annum. Murphy USA is also required to prepay the Term Facility with a portion of its excess cash flow, a portion of the net cash proceeds of certain asset sales, casualty events (subject to certain reinvestment rights) and issuances of indebtedness not permitted under the Credit Agreement and with designated proceeds received from certain asset sales, issuances of indebtedness and sale-leaseback transactions, subject to certain exceptions. The Credit Agreement allows Murphy USA to prepay, in whole or in part, the Term Facility outstanding thereunder, together with any accrued and unpaid interest, with prior notice but without premium or penalty other than breakage and redeployment costs.

The Credit Agreement contains certain covenants that limit, among other things, the ability of Murphy USA, Murphy Oil USA, and certain of the subsidiaries of Murphy USA to incur additional indebtedness or liens, to make certain investments, to enter into sale-leaseback transactions, to make certain restricted payments, to enter into consolidations, mergers or sales of material assets and other fundamental changes, to transact with affiliates, to enter into agreements restricting the ability of subsidiaries to incur liens or pay dividends, or to make certain accounting changes. The Credit Agreement also contains customary events of default.

All obligations under the Credit Agreement are guaranteed by Murphy USA, Murphy Oil USA and the subsidiaries of Murphy USA party thereto, and all obligations under the Credit Agreement, including the guarantees of those obligations, are secured by certain assets of Murphy USA, Murphy Oil USA and the subsidiaries of Murphy USA party thereto.

The foregoing description of the Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement, a copy of which is filed as Exhibit 10.1 hereto and is incorporated by reference.

Item 7.01 Regulation FD Disclosure.

A copy of the press release of Murphy USA dated January 29, 2021 announcing completion of the Acquisition is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Pursuant to General Instruction B.2. to Form 8-K, the information set forth in this Item 7.01, including Exhibit 99.1, shall not be deemed “filed” purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

Item 8.01 Other Events.

Notes Issuance

On January 29, 2021, Murphy Oil USA issued $500,000,000 aggregate principal amount of its 3.750% Senior Notes due 2031 (the “2031 Notes”) pursuant to an indenture (the “Indenture”), dated as of January 29, 2021, among Murphy Oil USA, Murphy USA, as a guarantor, the other guarantors party thereto (together with Murphy Oil USA and Murphy USA, the “Murphy Parties”) and UMB Bank, N.A., as trustee.

The 2031 Notes bear interest at a rate of 3.750% per annum. Interest on the 2031 Notes is payable on February 15 and August 15 of each year, beginning on August 15, 2021. The 2031 Notes will mature on February 15, 2031.

Murphy Oil USA may redeem the 2031 Notes, in whole or in part, at any time on or after February 15, 2026 at the redemption prices set forth in the Indenture, plus accrued and unpaid interest to the date of redemption. Murphy Oil USA may also redeem the 2031 Notes, in whole or in part, at any time prior to February 15, 2026 at a “make whole” redemption price as calculated under the Indenture, plus accrued and unpaid interest to the date of redemption. At any time prior to February 15, 2024, Murphy Oil USA is also entitled to redeem up to 40% of the aggregate principal amount of the 2031 Notes at a redemption price equal to 103.750% of the principal amount of the 2031 Notes redeemed, plus accrued and unpaid interest to the redemption date, with the net cash proceeds of certain equity offerings if at least 60% of the aggregate principal amount of the 2031 Notes remains outstanding immediately after such redemption and the redemption occurs within 90 days of the date of such equity offering.

The Indenture contains restrictive covenants that, among other things, limit or restrict Murphy Oil USA’s and Murphy USA’s ability (as well as the ability of the Restricted Subsidiaries (as defined in the Indenture)) to: incur, assume or guarantee additional indebtedness; make certain investments or pay dividends or distributions on its capital stock or purchase, redeem or retire capital stock or make certain other restricted payments; sell assets, including capital stock of the Restricted Subsidiaries; restrict dividends or other payments by Restricted Subsidiaries; create liens or use assets as security in other transactions; enter into transactions with affiliates; and enter into mergers and consolidations, or sell, convey, transfer, lease or otherwise dispose of all or substantially all of its property and assets. However, most of the covenants will be suspended during any period when any two of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch Ratings Inc. assign the 2031 Notes an investment grade rating and no default has occurred and is continuing under the Indenture.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, failure to pay certain judgments and certain events of bankruptcy and insolvency.

The 2031 Notes were offered in the United States and sold only to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The 2031 Notes have not been and will not be registered under the Securities Act or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Indenture and the form of the 2031 Notes, each of which is attached hereto as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Quick Chek Acquisition

On January 29, 2021, Murphy USA completed the acquisition (the “Acquisition”) contemplated by the Agreement and Plan of Merger (the “Merger Agreement”) dated as of December 12, 2020, by and among Murphy USA, Quick Chek Corporation, a New Jersey corporation (“QuickChek”), Murphy USA NJ, Inc., a New Jersey corporation and a wholly owned subsidiary of Murphy USA (“Merger Sub”), and Fortis Advisors LLC, a Delaware limited liability company, solely in its capacity as the Shareholder Representative (as defined in the Merger Agreement), as amended by the Amendment to Agreement and Plan of Merger dated as of January 29, 2021, by and among Murphy USA, QuickChek, Merger Sub and Fortis Advisors LLC (the “Merger Agreement Amendment”).

Upon completion of the Acquisition, Merger Sub merged with and into QuickChek with QuickChek surviving such merger as a wholly owned subsidiary of Murphy USA, in exchange for approximately $645 million in cash, which was financed from borrowings under the Credit Agreement described in Item 2.03 and the 2031 Notes described in Item 8.01.

The foregoing description of the Acquisition, the Merger Agreement and the Merger Agreement Amendment do not purport to be complete and is qualified in its entirety by the full text of the Merger Agreement and the Merger Agreement Amendment, each of which is attached hereto as Exhibits 2.1 and 2.2, respectively, and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of December 12, 2020, by and among Murphy USA Inc., Quick Chek Corporation, Murphy USA NJ, Inc. and Fortis Advisors LLC, solely in its capacity as the Shareholder Representative.*
2.2	Amendment to Agreement and Plan of Merger, dated as of January 29, 2021, by and among Murphy USA Inc., Quick Chek Corporation, Murphy USA NJ, Inc. and Fortis Advisors LLC.
4.1	Indenture, dated as of January 29, 2021, by and among Murphy Oil USA, Inc., Murphy USA Inc., as a guarantor, the other guarantors party thereto and UMB Bank, N.A., as trustee.
4.2	Form of 3.750% Notes due 2031 (included in Exhibit 4.1).
10.1	Credit Agreement, dated as of January 29, 2021, by and among Murphy USA Inc., Murphy Oil USA, Inc., Royal Bank of Canada, as term administrative agent, JPMorgan Chase Bank, N.A., as revolving administrative agent, and the lenders party thereto.
99.1	Press Release of Murphy USA Inc. dated January 29, 2021.
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

* Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Murphy USA Inc. will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MURPHY USA INC.

Date: February 1, 2021	By: /s/ Donald R. Smith, Jr.
Donald R. Smith, Jr.
Vice President and Controller

Exhibit Index

Exhibit Number	Description of Exhibit
2.1	Agreement and Plan of Merger, dated as of December 12, 2020, by and among Murphy USA Inc., Quick Chek Corporation, Murphy USA NJ, Inc. and Fortis Advisors LLC, solely in its capacity as the Shareholder Representative.*
2.2	Amendment to Agreement and Plan of Merger, dated as of January 29, 2021, by and among Murphy USA Inc., Quick Chek Corporation, Murphy USA NJ, Inc. and Fortis Advisors LLC.
4.1	Indenture, dated as of January 29, 2021, by and among Murphy Oil USA, Inc., Murphy USA Inc., as a guarantor, the other guarantors party thereto and UMB Bank, N.A., as trustee.
4.2	Form of 3.750% Notes due 2031 (included in Exhibit 4.1).
10.1	Credit Agreement, dated as of January 29, 2021, by and among Murphy USA Inc., Murphy Oil USA, Inc., Royal Bank of Canada, as term administrative agent, JPMorgan Chase Bank, N.A., as revolving administrative agent, and the lenders party thereto.
99.1	Press Release of Murphy USA Inc. dated January 29, 2021.
101	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.
104	The cover page from this Current Report on Form 8-K, formatted as Inline XBRL.

* Exhibits and schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Murphy USA Inc. will furnish the omitted exhibits and schedules to the Securities and Exchange Commission upon request.